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7:00 A.M. EASTERN DAYLIGHT TIME

Friday, October 24, 2008

A&B REPORTS 3rd QUARTER 2008 NET INCOME OF $36.8 MILLION

Nine Month Earnings up Year Over Year

Honolulu (October 24, 2008)—Alexander & Baldwin, Inc. (NYSE:AXB) today reported that net income for the third quarter of 2008 was $36.8 million, or $0.89 per fully diluted share. Net income in the third quarter of 2007 was $49.1 million, or $1.14 per fully diluted share. Revenue in the third quarter of 2008 was $458.6 million, compared with revenue of $432.9 million in the third quarter of 2007.

Net income for the first three quarters of 2008 was $108.5 million, or $2.61 per fully diluted share. Net income in the first three quarters of 2007 was $105.8 million, or $2.46 per fully diluted share. Revenue for the first three quarters of 2008 was $1,501.2 million, compared to revenue of $1,239.6 million in the same period of 2007.

COMMENTS ON QUARTER

“We did relatively well in the third quarter given the deteriorating conditions in the markets we serve,” said Allen Doane, chairman and chief executive officer of A&B. “Continuing cost containment and revenue optimization efforts have offset to some degree the impact of much weaker economic conditions. We are pleased at this stage of the year to be slightly above 2007 in earnings but we realize the challenges of the current economic turmoil make it difficult to maintain this performance.”

“Ocean Transportation produced a good quarter, with earnings of over $31 million. Total container volume decreased 5 percent versus the prior year. The drop in container volume was attributable mostly to slowing market conditions in Hawaii. Guam and China volumes remained essentially flat. In all of our trade lanes, improvements in yield management and ongoing cost containment initiatives, including fleet rationalization, partially offset the impact of reduced

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volume and higher vessel expenses. Late quarter declines from the historic high price of bunker fuel positively impacted our fuel recovery in China, where surcharge mechanisms are a mix of floating and fixed per-container fees.”

“The logistics segment posted operating profit of $5.1 million. Year over year volume declines of 8 and 11 percent in the highway and rail segments, respectively, negatively impacted earnings. Non-recurring reductions in accruals and lower provision for bad debts that occurred in the third quarter of 2007 also contributed to a negative year over year comparison. Volume decreases stemmed from the softening in domestic logistics markets, in line with slackening consumer demand. Strategic growth initiatives accelerated during the quarter with the commencement of warehousing operations in Savannah through MIL’s Matson Global subsidiary, and the acquisition of a San Francisco Bay Area warehousing and distribution company.”

“Agribusiness segment results were severely impacted by significant erosion in raw sugar production caused primarily by severe drought conditions on Maui. We have, therefore, lowered our annual production forecast, which resulted in a higher cost per ton for our sugar. The segment posted a $6.7 million loss for the quarter. Higher power sales partially offset the impact of the sugar production decline.”

“Our real estate leasing segment posted operating profit of $11.1 million. Modest occupancy losses in a few retail and office properties, directly related to softening economic market conditions, unfavorably impacted results in the quarter. Despite recent market trends, occupancy levels for the quarter remained high at 98 and 95 percent, respectively, in the Hawaii and mainland portfolios for the quarter.”

“Real estate sales operating profit was $25.8 million. This favorable result was driven largely by the sale of two retail properties and a vacant Maui commercial parcel in the quarter. The retail sales, at favorable cap rates, capture the embedded value of the enhancements we achieved through our asset management efforts during our ownership and reflect the underlying appreciation of real estate values in the markets in which we invested. Residential sales were nominal and will continue to be negatively impacted by substantially softened buyer demand.”

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TRANSPORTATION—OCEAN TRANSPORTATION

	Quarter Ended September 30,
(dollars in millions)	2008	2007	Change
Revenue	$272.8	$259.9	5%
Operating profit	$31.4	$38.6	-19%
Operating profit margin	11.5%	14.9%
Volume (Units)
Hawaii containers*	39,900	42,900	-7%
Hawaii automobiles	21,800	30,800	-29%
China containers	12,300	12,500	-2%
Guam containers	3,600	3,600	--

* Includes approximately 900 containers moved under contract in 2008 that will not recur. The quarter-over-quarter change in Hawaii container volumes excluding the non-recurring volumes related to the contract of carriage is a decrease of 9 percent.

For the third quarter of 2008, higher revenue from fuel surcharges, favorable yields, and improved cargo mix were offset by reduced container volume in the Hawaii and China trade lanes, which were down 7 and 2 percent, respectively, resulting in $7 million lower operating profit. In all of our trade lanes, ongoing cost containment initiatives, including fleet rationalization, partially offset the impact of reduced volume and higher maintenance and repair expenses. Lower Hawaii container and automobile volume reflect a broad-based decline caused by overall weakness in Hawaii’s economy. China container volume decreased 2 percent compared with the third quarter of 2007, due to lower Asian import demand, partially offset by aggressive yield management strategies. This lower import demand also negatively impacted earnings from Matson’s SSAT West Coast stevedoring joint venture. Average bunker fuel costs in the quarter increased by over 78 percent from the prior year, from $60.19 to $107.17 per barrel, which impacted profitability in the China trade lane, where fuel recovery mechanisms do not capture the entirety of bunker fuel cost increases.

	Nine Months Ended September 30,
(dollars in millions)	2008	2007	Change
Revenue	$784.2	$744.6	5%
Operating profit	$84.7	$96.5	-12%
Operating profit margin	10.8%	13.0%

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Volume (Units)
Hawaii containers*	116,800	126,000	-7%
Hawaii automobiles	71,000	76,900	-8%
China containers	36,700	38,000	-3%
Guam containers	10,600	10,700	-1%

* Includes approximately 900 containers moved under contract in 2008 that will not recur. The year-over-year change in Hawaii container volumes excluding the non-recurring volumes related to the contract of carriage is a decrease of 8 percent.

For the first nine months of 2008, Ocean Transportation revenue increased by 5 percent due to principally the same factors cited for the quarter. Container and auto volume changes also were due to the same factors cited for the quarter. Operating profit for the first nine months of 2008 decreased by 12 percent, primarily from the net volume changes, increases in vessel and terminal handling costs due to higher stevedoring rates and lower earnings from Matson’s SSAT joint venture, partially offset by lower transportation and operations overhead expenses.

TRANSPORTATION—LOGISTICS SERVICES

	Quarter Ended September 30,
(dollars in millions)	2008	2007	Change
Intermodal revenue	$73.9	$71.7	3%
Highway revenue	44.2	38.7	14%
Total Revenue	$118.1	$110.4	7%
Operating profit	$5.1	$6.0	-15%
Operating profit margin	4.3%	5.4%

Logistics Services operating profit fell by $0.9 million compared to the third quarter of 2007 as 11 and 8 percent decreases in volume in the intermodal (rail) and highway (truck) services, respectively, impacted earnings. The difference in the year over year comparison is due to the non-recurring items that positively impacted income in the third quarter of 2007. The commencement of Matson Global’s warehousing operations positively impacted revenues and earnings, as did the mid-quarter acquisition of a regional warehousing and distribution company. Gross margins for intermodal service lines improved significantly, while gross margins for highway service lines generally were flat. Reductions in volume reflect worsened economic

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conditions and some loss of highway agent activity. Despite the volume reduction, the revenue base increased modestly for the quarter as a result of higher fuel surcharges.

	Nine Months Ended September 30,
(dollars in millions)	2008	2007	Change
Intermodal revenue	$212.2	$209.8	1%
Highway revenue	124.0	115.9	7%
Total Revenue	$336.2	$325.7	3%
Operating profit	$14.4	$17.2	-16%
Operating profit margin	4.3%	5.3%

For the first nine months of 2008, logistics revenue and gross margins increased or stayed the same for principally the same factors cited for the quarter. Operating profit and volume decreases also were due to the same factors cited for the quarter.

REAL ESTATE—INDUSTRY

Real estate leasing and sales revenue and operating profit are analyzed before discontinued operations are removed. This is consistent with how the Company evaluates and makes decisions regarding capital allocation.

REAL ESTATE—LEASING

	Quarter Ended September 30,
(dollars in millions)	2008	2007	Change
Revenue	$26.2	$26.3	-	-
Operating profit	$11.1	$12.2	-9%
Operating profit margin	42.4%	46.4%
Occupancy Rates:
Mainland	95%	97%	-2%
Hawaii	98%	98%	-	-
Leasable Space (million sq. ft.):
Mainland	5.9	3.9	51%
Hawaii	1.3	1.4	-7%

In the third quarter of 2008, Real Estate Leasing revenue was flat and operating profit was lower by 9 percent primarily due to lower occupancy in certain mainland properties (mostly

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higher margin office properties), partially offset by the net improvement in margin resulting from acquisition and disposition activity, as well as lower general and administrative costs. Lower mainland U.S. occupancy is attributable to general slowing in economic activity and, to a lesser degree, the loss of two regional mortgage tenants. During the quarter, the company sold its Boardwalk Shopping Center (Texas) and Marina Shores Shopping Center (California) and acquired the Republic Distribution Center (Texas). As a result of these and prior year acquisitions, gross Mainland U.S. leasable square feet increased 51 percent, or 2.0 million square feet, from the year earlier period. Hawaii gross leasable square feet decreased as a result of the prior sale of two Maui retail centers.

	Nine Months Ended September 30,
(dollars in millions)	2008	2007	Change
Revenue	$82.3	$81.5	1%
Operating profit	$37.6	$39.5	-5%
Operating profit margin	45.7%	48.5%
Occupancy Rates:
Mainland	96%	97%	-1%
Hawaii	98%	98%	-	-

For the first nine months of 2008, real estate leasing revenue increased by 1 percent from the year earlier period. Operating profit decreased modestly for the first nine months of 2008, resulting from higher depreciation expenses and lower mainland occupancy. Depreciation expenses increased primarily due to the 2007 sale of land that was ground leased to a retail tenant, and the subsequent tax-deferred reinvestment of sale proceeds in depreciable commercial property.

REAL ESTATE—SALES

	Quarter Ended September 30,
(dollars in millions)	2008	2007	Change
Improved property sales	$61.2	$73.6	-17%
Development sales	7.1	4.2	69%
Unimproved/other property sales	8.9	0.7	13	X
Total revenue	$77.2	$78.5	-2%
Operating profit before joint ventures	$25.5	$33.9	-25%
Earnings from joint ventures	0.3	4.0	-93%

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Total operating profit	$25.8	$37.9	-32%

Third quarter 2008 Real Estate Sales revenue and operating profit were principally the result of the sales of the Boardwalk Shopping Center (Texas) and Marina Shores Shopping Center (California) described above, and the sale of a 3.9-acre vacant commercial parcel in Kahului, Maui in September. Additionally, a number of development and joint venture residential sales contributed to earnings for the quarter. Revenue and operating profit for the third quarter of 2008 were lower than 2007 due to the higher revenue and operating profit associated with the 2007 sales of a four-acre land parcel ground leased to a retail tenant in Honolulu and two retail centers on Maui.

	Nine Months Ended September 30,
(dollars in millions)	2008	2007	Change
Improved property sales	$73.3	$73.6	-	-
Development sales	211.8	4.2	50	X
Unimproved/other property sales	10.7	7.6	41%
Total revenue	$295.8	$85.4	3	X
Operating profit before joint ventures	$66.0	$35.7	85%
Earnings from joint ventures	10.3	15.6	-34%
Total operating profit	$76.3	$51.3	49%

For the first nine months of 2008, revenues and operating profit were substantially higher than from the same period in 2007, due to ongoing development residential unit sales at the Company’s Keola La’i and Keala’ula projects and to the commercial property dispositions described above. In addition to the sales cited above, the Company sold several buildings at a joint venture in Valencia, California and received a final insurance payment of nearly $8 million from the 2005 fire at Kahului Shopping Center in the first quarter of 2008, which contributed to the favorable year over year results. These increases were partially offset by the 2007 sales as cited above.

AGRIBUSINESS

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The operating results of the Agribusiness segment are highly dependent on a number of factors, including sugar and power volumes and pricing, and the costs of inputs such as labor, fuel and fertilizers. Weather conditions represent one of the most important factors affecting operating results because they affect yields, volume of electricity generation and sales, plantings, harvesting, and factory operations. Consequently, operating results from the Agribusiness segment will vary from period to period.

	Quarter Ended September 30,
(dollars in millions)	2008	2007	Change
Revenue	$37.5	$37.3	1%
Operating loss	$(6.7)	$(3.2)	-109%
Tons sugar produced	50,500	58,300	-13%

Third quarter 2008 Agribusiness revenue increased moderately and operating profit decreased significantly, principally the result of lower sugar production and higher operating costs. Sugar production was 13 percent lower in the third quarter of 2008 than in the same period of 2007 due to lower average yields per acre that are mainly attributable to insufficient water availability. Partially offsetting the lower sugar volume were improved power sales resulting from higher power prices and volume.

	Nine Months Ended September 30,
(dollars in millions)	2008	2007	Change
Revenue	$96.2	$93.0	3%
Operating profit (loss)	$(6.8)	$0.9	N	M
Tons sugar produced	114,800	130,500	-12%

In the first nine months of 2008, Agribusiness revenues increased 3 percent, compared to the same period of 2007, due primarily to higher power revenue and higher specialty sugar sales. Operating profit decreased significantly due to lower sugar production and higher operating costs, offset only partially by higher power prices and volume.

CORPORATE EXPENSE

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Third quarter 2008 corporate expenses of $5.3 million were $0.7 million lower than the third quarter of 2007. The decrease is due principally to lower accruals related to performance-based incentive programs, and to other cost containment initiatives related to corporate overhead.

CONDENSED CASH FLOW TABLE

	Year-to-Date September 30,
(dollars in millions, unaudited)	2008	2007	Change
Cash Flow from Operating Activities	$202	$78	3	X

Capital Expenditures (1)
Transportation	(29)	(51)	-43%
Real Estate	(51)	(8)	6	X
Agribusiness and other	(11)	(13)	-15%
Total Capital Expenditures	(91)	(72)	26%

Other Investing Activities, Net	(49)	(15)	3	X
Cash Used in Investing Activities	$(140)	$(87)	61%

Net Debt Proceeds	17	33	-48%
Repurchase of Capital Stock	(50)	(12)	4	X
Dividends Paid	(38)	(36)	6%
Other Financing Activities, Net	2	8	-75%
Cash Used in Financing Activities	$(69)	$(7)	10	X

Net Decrease in Cash	$(7)	$(16)	-56%

(1) Excludes non-cash 1031 transactions and real estate development activity.

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and logistics services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate, through A&B Properties, Inc.; and in agribusiness, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.

Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are

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not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.

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ALEXANDER & BALDWIN, INC.

2008 and 2007 Third-Quarter and Nine Month Results (Condensed)

(In Millions, Except Per Share Amounts, Unaudited)

	2008	2007
Three Months Ended September 30:
Revenue	$458.6	$432.9
Income From Continuing Operations	$19.8	$26.0
Discontinued Operations [1]	$17.0	$23.1
Net Income	$36.8	$49.1
Basic Share Earnings
Continuing Operations	$0.48	$0.61
Net Income	$0.89	$1.15
Diluted Share Earnings
Continuing Operations	$0.48	$0.61
Net Income	$0.89	$1.14
Weighted Average Number of Basic Shares Outstanding	41.3	42.6
Weighted Average Number of Diluted Shares Outstanding	41.5	43.0

	2008	2007
Nine Months Ended September 30:
Revenue	$1,501.2	$1,239.6
Income From Continuing Operations	$85.8	$80.0
Discontinued Operations [1]	$22.7	$25.8
Net Income	$108.5	$105.8
Basic Share Earnings
Continuing Operations	$2.08	$1.88
Net Income	$2.63	$2.48
Diluted Share Earnings
Continuing Operations	$2.06	$1.86
Net Income	$2.61	$2.46
Weighted Average Number of Basic Shares Outstanding	41.3	42.6
Weighted Average Number of Diluted Shares Outstanding	41.6	43.0

1 “Discontinued Operations” consists of property sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.

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Industry Segment Data, Net Income (Condensed)

(In Millions, Except Per Share Amounts, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Transportation
Ocean Transportation	$272.8	$259.9	$784.2	$744.6
Logistics Services	118.1	110.4	336.2	325.7
Real Estate
Leasing	26.2	26.3	82.3	81.5
Sales	77.2	78.5	295.8	85.4
Less Amounts Reported In Discontinued Operations	(70.2)	(77.1)	(86.4)	(84.4)
Agribusiness	37.5	37.3	96.2	93.0
Reconciling Items	(3.0)	(2.4)	(7.1)	(6.2)
Total Revenue	$458.6	$432.9	$1,501.2	$1,239.6

Operating Profit, Net Income:
Transportation
Ocean Transportation	$31.4	$38.6	$84.7	$96.5
Logistics Services	5.1	6.0	14.4	17.2
Real Estate
Leasing	11.1	12.2	37.6	39.5
Sales	25.8	37.9	76.3	51.3
Less Amounts Reported In Discontinued Operations	(27.3)	(37.1)	(36.4)	(41.7)
Agribusiness	(6.7)	(3.2)	(6.8)	0.9
Total Operating Profit	39.4	54.4	169.8	163.7
Interest Expense	(5.8)	(4.8)	(17.5)	(13.2)
Corporate Expenses	(5.3)	(6.0)	(16.4)	(19.5)
Income From Continuing Operations Before Income Taxes	28.3	43.6	135.9	131.0
Income Taxes	8.5	17.6	50.1	51.0
Income From Continuing Operations	19.8	26.0	85.8	80.0
Discontinued Operations (net of income taxes)	17.0	23.1	22.7	25.8
Net Income	$36.8	$49.1	$108.5	$105.8

Basic Earnings Per Share, Continuing Operations	$0.48	$0.61	$2.08	$1.88
Basic Earnings Per Share, Net Income	$0.89	$1.15	$2.63	$2.48

Diluted Earnings Per Share, Continuing Operations	$0.48	$0.61	$2.06	$1.86
Diluted Earnings Per Share, Net Income	$0.89	$1.14	$2.61	$2.46

Weighted Average Number of Basic Shares Outstanding	41.3	42.6	41.3	42.6
Weighted Average Number of Diluted Shares	41.5	43.0	41.6	43.0

Consolidated Balance Sheet (Condensed)

(In Millions, Unaudited)

	September 30,	December 31,
	2008	2007

ASSETS
Current Assets	$341	$421
Investments	207	184
Real Estate Developments	78	99
Property, Net	1,584	1,582
Other Assets	272	193
Total	$2,482	$2,479

LIABILITIES & EQUITY
Current Liabilities	$264	$322
Long-Term Debt	476	452
Employee Benefit Plans	51	50
Other Long-Term Liabilities	57	57
Deferred Income Taxes	474	468
Shareholders’ Equity	1,160	1,130
Total	$2,482	$2,479

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